Exhibit 99.1

Oramed Pharmaceuticals Chosen to Present at the 8th Annual Israel Strategic Partner and Venture Conference on September 22, 2011
JERUSALEM, Israel – September 15, 2011 – Oramed Pharmaceuticals Inc. (OTC BB: ORMP.OB) (http://www.oramed.com), a developer of oral delivery systems, announced today that Ehud Arbit, M.D., the Director of R&D at Oramed, is scheduled to present at the 8th Annual Israel Strategic Partner and Venture Conference. The conference will be held at the Bristol-Myers Squibb Pharmaceutical Research Institute in Princeton, NJ on September 22, 2011.

Dr Arbit is scheduled to speak on Thursday September 22, 2011 at 4:30 p.m. ET. This conference offers Oramed the opportunity to present its strategic initiatives, updates and product pipeline to investors, strategic partners, including pharmaceutical companies, leading venture capital firms and angel investors.

For more information about the conference please visit http://www.blankrome.com/index.cfm?contentID=35&itemID=2153

About Oramed Pharmaceuticals

Oramed Pharmaceuticals is a technology pioneer in the field of oral delivery solutions for drugs presently delivered via injection. Oramed is seeking to revolutionize the treatment of diabetes through its patented flagship product, an orally ingestible insulin capsule currently in Phase 2 clinical trials. Established in 2006, Oramed's technology is based on over 25 years of research performed by top research scientists at Jerusalem's Hadassah Medical Center. Oramed's corporate and R&D headquarters are based in Jerusalem.

For more information, please visit http://www.oramed.com

Safe Harbor Statement

Some of the statements contained in this press release are forward-looking statements which involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward looking statements, including the risks and uncertainties related to the progress, timing, cost, and results of clinical trials and product development programs; difficulties or delays in obtaining regulatory approval for our product candidates; competition from other pharmaceutical or biotechnology companies; and the Company's ability to obtain additional funding required to conduct its research, development and commercialization activities. Please refer to the Company's filings with the Securities and Exchange Commission for a comprehensive list of risk factors that could cause actual results, performance or achievements of the Company to differ materially from those expressed or implied in such forward looking statements. The Company undertakes no obligation to update or revise any forward-looking statements.

Company and Investor Relations Contacts:
Oramed Pharmaceuticals
Tara Horn
Office: 646-240-4193
Cell: +972-54-334-4318
Email: tara@oramed.com

Oramed Pharmaceuticals Inc.   |    Kefar Hi-Tech 2/5 Po Box 39098, Jerusalem, Israel 91390.   |    www.oramed.com
Phone: 011-972-2-566-0001   |    Fax: 011 972-2-566-0004  |    Email: office@oramed.com